Exhibit (g)(6)
SCHEDULE A
TO THE CUSTODIAN AGREEMENT
BETWEEN STI CLASSIC FUNDS
AND SUNTRUST BANK,
FORMERLY KNOWN AS TRUST COMPANY BANK
FUNDS
STI Classic Aggressive Growth Stock Fund
STI Classic All-Cap Quantitative Equity Fund
STI Classic Emerging Growth Stock Fund
STI Classic High Grade Municipal Bond Fund
STI Classic Georgia Tax Exempt Bond Fund
STI Classic High Income Fund
STI Classic Institutional U.S. Government Securities Money Market Fund
STI Classic Institutional U.S. Treasury Money Market Fund
STI Classic Institutional Municipal Cash Reserve Money Market Fund
STI Classic Institutional Short-Term Bond Fund
STI Classic Intermediate Bond Fund
STI Classic Investment Grade Bond Fund
STI Classic Investment Grade Tax-Exempt Bond Fund
STI Classic Large Cap Core Equity Fund
STI Classic Large Cap Growth Stock Fund
STI Classic Large Cap Quantitative Equity Fund
STI Classic Large Cap Value Equity Fund
STI Classic Life Vision Aggressive Growth Fund
STI Classic Life Vision Conservative Fund
STI Classic Life Vision Growth and Income Fund
STI Classic Life Vision Moderate Growth Fund
STI Classic Life Vision Target Date 2015 Fund
STI Classic Life Vision Target Date 2025 Fund
STI Classic Life Vision Target Date 2035 Fund
STI Classic Limited Duration Fund
STI Classic Limited-Term Federal Mortgage Securities Fund
STI Classic Maryland Municipal Bond Fund
STI Classic Mid-Cap Core Equity Fund
STI Classic Mid-Cap Value Equity Fund
STI Classic North Carolina Tax-Exempt Bond Fund
STI Classic Prime Quality Money Market Fund
STI Classic Seix Floating Rate High Income Fund
STI Classic Seix High Yield Fund
STI Classic Select Large Cap Growth Stock Fund
STI Classic Short-Term Bond Fund
STI Classic Short-Term U.S. Treasury Securities Fund

STI Classic Small Cap Value Equity Fund
STI Classic Small Cap Growth Equity Fund
STI Classic Tax-Exempt Money Market Fund
STI Classic Ultra-Short Bond Fund
STI Classic Total Return Bond Fund
STI Classic U.S. Government Securities Fund
STI Classic U.S. Government Securities Money Market Fund
STI Classic U.S. Government Securities Ultra-Short Bond Fund
STI Classic U.S. Treasury Money Market Fund
STI Classic Virginia Intermediate Municipal Bond Fund
STI Classic Virginia Tax-Free Money Market Fund
Dated: January 15, 2008